Exhibit 4.03(c)

EQUITABLE RESOURCES, INC. (FORMED IN 1926)

AND

EQUITABLE RESOURCES, INC. (FORMED IN 2008)

TO

THE BANK OF NEW YORK, TRUSTEE

SECOND SUPPLEMENTAL INDENTURE

Dated as of June 30, 2008

This Second Supplemental Indenture, dated as of June 30, 2008, among Equitable Resources, Inc., a corporation duly organized and existing under the laws of the Commonwealth of Pennsylvania (herein called the “Company”), having its principal executive office at 225 North Shore Drive, Pittsburgh, Pennsylvania 15212, Equitable Resources, Inc., a corporation formed on June 10, 2008 and duly organized and existing under the laws of the Commonwealth of Pennsylvania (herein called “New EQT”) and The Bank of New York, a New York banking corporation (herein called the “Trustee”), under the Indenture dated as of March 18, 2008 (the “Indenture”) from the Company.

WITNESSETH THAT:

WHEREAS, Section 14.01(d) of the Indenture provides that, without the consent of the Holders, the Company and the Trustee, at any time may enter into one or more supplemental indentures for the purpose of evidencing the succession of another entity to the Company and the assumption by any such successor of the covenants of the Company in the Indenture and in the Securities;

WHEREAS, pursuant to Section 6.04(a) of the Indenture, the Company may convey, transfer or lease its properties and assets substantially as an entirety to any other entity provided that such entity shall expressly assume, by a supplemental indenture executed and delivered to the Trustee prior to or simultaneously with such conveyance, transfer or lease, the due and punctual payment of the principal of and interest on all the Securities and the performance or observance of every covenant of the Indenture on the part of the Company to be performed or observed;

WHEREAS, the Company has transferred to New EQT all of Equitable’s Production and Midstream businesses and all corporate assets and liabilities (the “Transfer”);

WHEREAS, pursuant to Section 6.04(c) of the Indenture, the Transfer shall be deemed to be a conveyance of the assets of the Company substantially as an entirety;

WHEREAS, New EQT will assume all the rights and obligations of, and succeed to and be substituted for, the Company under the Indenture and the Securities;

WHEREAS, to evidence the assumption of the obligations under the Indenture and the Securities by New EQT and the release of the Company from its liabilities and obligations under or with respect to the Securities and the Indenture in accordance with Sections 14.01(d) and 6.04(a) of the Indenture, New EQT has agreed to execute and deliver this Second Supplemental Indenture;

WHEREAS, the following series of Securities have been created prior to the execution hereof:  6.50% Senior Notes Due March, 2018 and remain outstanding (the “Notes”);

WHEREAS, the execution of this Second Supplemental Indenture has been duly authorized by the Board of Directors of the Company;

WHEREAS, the Company has delivered, or caused to be delivered, to the Trustee, an Officers’ Certificate and an Opinion of Counsel meeting the requirements of Section 16.01 of the Indenture;

NOW THEREFORE THIS SECOND SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises, and intending to be legally bound hereby, mutually covenant and agree, for the equal and proportionate benefit of all Holders of the Securities or of any series thereof, as follows:

ARTICLE ONE

ASSUMPTION OF OBLIGATIONS

SECTION 101. Assumption of Obligations under Indenture.  New EQT hereby fully and unconditionally assumes the due and punctual payment of the principal of and interest on the Notes and the performance and observance of every covenant of the Indenture on the part of the Company to be performed or observed.

ARTICLE TWO

RELEASE OF OBLIGATIONS

SECTION 201. Release of the Company from Obligations.  The Trustee, on behalf of the Holders of the Securities, hereby relieves the Company from all covenants and obligations under the Notes, the Securities, and the Indenture.

ARTICLE III

MISCELLANEOUS PROVISIONS

SECTION 301. Terms Defined.  For all purposes of this Second Supplemental Indenture, capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture.

SECTION 302. Effect of Supplemental Indenture.  Upon the execution and delivery of this Second Supplemental Indenture by New EQT, the Company and the Trustee, the Indenture shall be supplemented in accordance herewith, and this Second Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered under the Indenture shall be bound thereby. In accordance with Section 6.04(a) of the Indenture, upon the execution and delivery of this Second Supplemental Indenture by New EQT, the Company and the Trustee, New EQT shall succeed to and be substituted for the Company with the same effect as if it had been named therein as the party of the first part and the Company shall be released and relieved as heretofore agreed.

SECTION 303. Indenture and Supplemental Indenture Construed Together.  This Second Supplemental Indenture is an indenture supplemental to and in implementation of the Indenture, and the Indenture and this Second Supplemental Indenture shall henceforth be read and construed together.

SECTION 304. Multiple Counterparts.  The parties may sign multiple counterparts of this Second Supplemental Indenture. Each signed counterpart shall be deemed an original, but all of them together represent the same agreement.

SECTION 305. Endorsement and Change of Form of Notes.  Any Notes authenticated and delivered after the date of this Second Supplemental Indenture in exchange or substitution for Notes then outstanding and all Notes presented or delivered to the Trustee on and after that date for such purpose shall (unless textually revised as hereinafter provided) be stamped or typewritten by the Trustee with a notation as follows:

“New EQT, Inc., a Pennsylvania corporation (“New EQT”), has assumed the obligations of Equitable Resources, Inc. (the “Company”) as successor to the Company in connection with the transfer of the properties and assets of the Company substantially as an entirety. New EQT has expressly assumed the due and punctual payment of the principal of and interest on all the Notes and the due and punctual performance and observance of all the covenants and obligations in the Indenture to be performed or observed by the Company, and the Company will be relieved from all covenants and obligations under the Notes, the Securities and the Indenture in accordance with the Second Supplemental Indenture referred to below. The Indenture dated as of March 18, 2008 referred to in this Note has been amended by a Second Supplemental Indenture dated as of June 30, 2008 to provide for such assumptions of obligations by New EQT and the release of the Company from such obligations. Reference is hereby made to said Second Supplemental Indenture, copies of which are on file with The Bank of New York, as Trustee, for a description of the amendments therein made.”

Any Notes hereafter authenticated and delivered in exchange or substitution for Notes then outstanding shall, if New EQT so elects, be textually revised in a form approved by the Trustee to make reference to the Second Supplemental Indenture and to reflect the supplement of the Indenture hereby instead of being stamped or typewritten as hereinabove provided.

SECTION 306. Trustee. The Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Indenture. The recitals and statements herein are deemed to be those of the Company and new EQT and not of the Trustee.

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the day and year first above written.

EQUITABLE RESOURCES, INC.
(Formed in 1926)

		By:	/s/ James E. Crockard, III
Name: James E. Crockard, III
Title: Treasurer

Attest:	/s/ Kimberly L. Sachse
Secretary

EQUITABLE RESOURCES, INC.
(Formed in 2008)

		By:	/s/ Philip P. Conti
Name: Philip P. Conti
Title: Senior Vice President and Chief
Financial Officer

Attest:	/s/ Kimberly L. Sachse
Secretary

THE BANK OF NEW YORK

		By:	/s/ Beata Hryniewicka
		Name:	Beata Hryniewicka
		Title:	Assistant Vice President

Attest:
Secretary